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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2007

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1239 Parkview Drive, Elko, Nevada	89801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-738-9826

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, Thunder Mountain Gold, Inc. announced that it had initiated a private offering of common stock to purchase, in the aggregate, 2,500,000 shares of common stock of Thunder Mountain Gold, Inc., par value $0.05, at a price of $0.05 per share. The offering will be limited to Directors, Management, and key consultants for the Company. The Company obtained a fairness opinion in connection with the proposed offering. All shares purchased will be restricted. All investors will be required to sign a Restricted Stock Purchase Agreement. The Agreement generally provides that common stock purchased cannot be sold until the agreement terminates. Generally, the Agreement terminates upon the occurrence of the earlier of: (i) the closing of a consolidation, merger,  other reorganization, or similar transaction of the Company with or into any other entity or entities pursuant to which the Restricted Shareholders of the Company subsequent to the consolidation, merger, or other reorganization or similar transaction shall own less than fifty percent (50%) of the voting securities of the surviving entity; (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company; (iii) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of to other than Restricted Shareholders; or (iv) thirty-six (36) months from the date of the Agreement. Upon termination of the Agreement, the Company agrees to bear all costs and expenses of transfer (excluding any income tax or commissions) including removal of any restrictive stock legend, issuance of new stock certificates, or legal opinions. The only  transfers allowed are restricted to transfers occuring on the death of a purchaser or transfers to another purchaser in the offering.

The closing date of the offering is expected to occur on or about March 1, 2007.

The offering is believed exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended.

On February 16, 2007, Thunder Mountain Gold issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

The securities offered, and to be sold and issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. No registration rights are offered in conjunction with the proposed offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 5.02

Changes in the Board of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a Special Meeting of Directors held on March 15, 2006, the following individuals were appointed to serve on the Board of Directors:  1) Edward D. Fields, Professional Geologist, Idaho City, Idaho, and; 2) Eric T. Jones, Boise.  These individuals brought the Board to five members:  E. James Collord, President; Pete Parsley, Vice President and Exploration Manager; Dr. Robin McRae, Secretary/Treasurer; Edward D. Fields and Eric T. Jones.  The expanded Board will provide the expertise to utilize the financial assets to properly direct the Company.

At a Special Meeting of the Directors held on October 15, 2006, Eric T. Jones was appointed as Secretary/Treasurer, replacing Dr. Robin McRae who has held the position for over twenty years. Dr. McRae remains on the Board as a Director.

Item 8.01 Other Events

A.  The Registrant has issued securities to officers and directors: Pete Parsley, E. James Collord, Robin S. McRae, Eric Jones, and Edward Fields. The Board of Directors granted options on October 26, 2006 to acquire shares of the Company's Common Stock, $0.05 par value, exercisable for a period of 5 years, with an exercise price of $0.11 per share. The options were granted to the officers and directors of the Company, and in the following amounts: Pete Parsley, options for 75,000 shares; E. James Collord, options for 100,000 shares; Robin S. McRae, options for 30,000 shares; Eric Jones, options for 75,000 shares; and Edward Fields, options for 30,000 shares.   All options granted contain registration rights and anti-dilution adjustments.

B.  The Board of Directors also granted options on October 26, 2006 to acquire shares of the Company's Common Stock, $0.05 par value, exercisable for a period of 5 years, with an exercise price of $0.11 per share, each to the Company’s counsel and accountant, namely: Options to acquire 25,000 shares were granted to Robert Moe, and options to acquire 50,000 shares were granted to the Company’s counsel. All options granted contain registration rights and anti-dilution adjustments.

C.  At a special January 10, 2007 meeting of the Board of Directors, shares of the Company stock were granted to Board members for service to the Board in 2007 in the following amounts:  Pete Parsley, 200,000 shares; Eric Jones, 100,000 shares; E. James Collord, 100,000 shares; Dr. Robin McRae, 50,000 shares, and; Ed Fields, 50,000 shares.  Shares granted to the Board Members are subject to the same restrictions as those offered in the private placement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release of Thunder Mountain Gold, Inc., dated February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

                      (Registrant)

By: /s/ E. JAMES COLLORD

-------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  February 16, 2007

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